UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2010

KAISER VENTURES LLC

(Exact name of registrant as specified in its charter)

DELAWARE	000-33433	33-0972983
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3633 Inland Empire Blvd., Suite 480, Ontario, CA	91764
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 909.483.8500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Kaiser Ventures LLC (“Kaiser”) furnishes this report pursuant to items 1.01 and 2.01 of Form 8-K.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Kaiser Ventures LLC (the “Company”) entered into an Amended and Restated Administrative Services Agreement with Business Staffing, Inc. (“BSI”) effective as of the close of business December 31, 2010. BSI was established in 2001 in connection with the conversion of Kaiser Ventures Inc. to a limited liability company. BSI is an administrative services company whose business is to provide staffing and administrative services to the Company. Pursuant to the Administrative Services Agreement in effect prior to January 1, 2011, BSI was reimbursed by the Company only for the expenses it incurred in providing staffing and administrative services for the benefit of the Company and its subsidiaries without mark-up or profit. BSI will continue to provide services for the Company and its subsidiaries on such basis after December 31, 2010. However, BSI will no longer be reimbursed for certain items such as federal and state income taxes as it was prior to January 1, 2011. The Amended and Restated Administrative Services Agreement is for an initial two year term with such term being extended annually thereafter unless either party elects to terminate such agreement. A copy of the Amended and Restated Administrative Services Agreement is attached hereto as Exhibit 10.1. Additionally, as described in more detail below under Item 2.01, the Company sold its BSI subsidiary effective as of the close of business December 31, 2010.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The Company entered into an agreement for and closed on the sale of its BSI subsidiary, as of the close of business December 31, 2010, to Richard E. Stoddard, James F. Verhey and to Tri-C, LLC, a limited liability company controlled by Terry L. Cook. Messrs. Stoddard, Verhey and Cook are the executive officers of the Company. The Board of Managers of the Company, with Mr. Stoddard abstaining, approved the sale transaction.

Due to nature of its business, BSI had no material assets as of December 31, 2010, with BSI’s assets primarily being the Amended and Restated Administrative Services Agreement. Additionally, the Company transferred to, and BSI assumed, as of December 31, 2010, all of the assets, obligations and responsibilities of one of the Company’s non-qualified deferred compensation plans and will be assuming such for a second non-qualified deferred compensation plan by the end of 2011. BSI was previously the sponsor of such deferred compensation plans. BSI will also continue to have the obligations and responsibilities associated with the qualified 401(k) Plan available to employees. The purchase price for all of the stock of BSI was $3.00.

There is no material financial impact to the financial statements of the Company as a result of the sale of BSI.

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS

(d)	Exhibits

	10.1	Amended and Restated Administrative Services Agreement dated December 31, 2010 *

*	Filed with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER VENTURES LLC
(Registrant)

Date: January 4, 2011	/s/ Terry L. Cook
(Signature)*

Terry L. Cook
Executive Vice President – General Counsel

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